__________, 2004


Dear Prospective Investor:


We are pleased to announce that K-Fed Bancorp, the holding company for Kaiser Federal Bank, is offering shares of its common stock in a subscription offering pursuant to a Plan of Stock Issuance.

We have enclosed the following materials that will help you learn more about the merits of K-Fed Bancorp common stock as an investment. Please read and review the materials carefully.

     PROSPECTUS: This document provides detailed information about Kaiser Federal Bank's operations and the proposed offering of K-Fed Bancorp common stock

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Pacific Standard Time, on ________, 2004.

We invite you and certain depositors to become stockholders of K-Fed Bancorp. Through this offering, you have the opportunity to buy stock directly from K-Fed Bancorp without a commission or a fee.

If you have additional questions regarding the stock issuance, please call us at (___) ___-____, Monday through Friday, 8:30 a.m. to 4:00 p.m., or stop by our Stock Information Center located at 1359 North Grand Avenue in Covina, California.



Sincerely,



K. M. Hoveland
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

[LOGO]                    KEEFE, BRUYETTE & WOODS, INC.




_________, 2004


TO DEPOSITORS AND FRIENDS
OF KAISER FEDERAL BANK
--------------------------------------------------------------------------------
Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting K-Fed Bancorp, the holding company for Kaiser Federal Bank, in offering shares of its common stock in a subscription offering pursuant to a Plan of Stock Issuance.

At the request of K-Fed Bancorp, we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of K-Fed Bancorp common stock being offered to customers of Kaiser Federal Bank and various other persons until 12:00 Noon, Pacific Standard Time, on _________ , 2004. Please read the enclosed offering materials carefully, including the prospectus, for a description of the stock offering. K-Fed Bancorp has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center located at 1359 North Grand Avenue in Covina, California, Monday through Friday, 8:30 a.m. to 4:00 p.m., or feel free to call the Stock Information Center at (___)
___-____.




Very truly yours,




Keefe, Bruyette & Woods, Inc.






THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

_________, 2004


Dear Depositor:

We are pleased to announce that K-Fed Bancorp, the holding company for Kaiser Federal Bank, is offering shares of its common stock in a subscription offering pursuant to a Plan of Stock Issuance.

Unfortunately, K-Fed Bancorp is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of K-Fed Bancorp.




Sincerely,




K. M. Hoveland
President and Chief Executive Officer








THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

________, 2004


Dear Friend:

We are pleased to announce that K-Fed Bancorp, the holding company for Kaiser Federal Bank, is offering shares of its common stock in a subscription offering pursuant to a Plan of Stock Issuance.

Because we believe you may be interested in learning more about the merits of K-Fed Bancorp common stock as an investment, we are sending you the following materials which describe the offering:

     PROSPECTUS: This document provides detailed information about Kaiser Federal Bank's operations and the proposed offering of K-Fed Bancorp common stock.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Pacific Standard Time, on _________, 2004.

As a friend of Kaiser Federal Bank, you will have the opportunity to buy common stock directly from K-Fed Bancorp in the offering without paying a commission or fee. If you have additional questions regarding the stock issuance, please call us at (___) ___-____, Monday through Friday from 8:30 a.m. to 4:00 p.m., or stop by the Stock Information Center located at 1359 North Grand Avenue in Covina, California.

We are pleased to offer you this opportunity to become a stockholder of K-Fed Bancorp.



Sincerely,



K. M. Hoveland
President and Chief Executive Officer







THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

        INITIAL K-FED BANCORP WEBSITE MESSAGE TO COMMENCE ______ __, 2004


                       PLAN OF STOCK ISSUANCE INFORMATION


K-Fed Bancorp, the holding company for Kaiser Federal Bank is pleased to announce that materials were mailed on _____ __, 2003 regarding its Plan of Stock Issuance. If you were a depositor as of October 1, 2001 or December 31, 2004, you should be receiving a packet of materials soon. We encourage you to read the information carefully.

Information, including a prospectus, regarding K-Fed Bancorp's stock offering is also enclosed. The Subscription Offering has commenced and continues until 12:00 noon on, ____ __, 2004, at which time all orders must be received if you want to subscribe for stock.

Depending upon the outcome of the Subscription Offering on ______ __, our best estimate at this time for trading of the K-Fed Bancorp stock (NASDAQ National Market - "KFED") is _________. As described in the prospectus, it could trade later than anticipated. Upon completion of the stock offering, we will update this website with the results of the offering as well as any share allocation information if applicable.

If you have questions regarding the offering, please call our Stock Information Center at (877) 848-4663.

                  END OF OFFERING K-FED BANCORP WEBSITE MESSAGE

                       PLAN OF STOCK ISSUANCE INFORMATION


     The K-Fed Bancorp stock offering closed on _______, 2004. The results of the offering are as follows: __________________________________________.

Interest and refund [if applicable] checks will be mailed out on ________________ by regular mail. No special mailing instructions will be accepted.

Allocations will be made available beginning at ______ on ________________ and subscribers will need their order number and the last 4 digits of their social security number or Tax ID to look up the number of shares that they will be receiving. [If applicable]

Notice to Subscribers not receiving all shares: Please be aware that while we believe this to be a final allocation, we reserve the right to amend this amount up to the time of trading and recommend you verify such on your certificate prior to trading your shares.
[if applicable]

The transfer agent for K-Fed Bancorp will be Registrar and Transfer Company, Cranford, New Jersey, and the phone number for their Investor Relations Department is 1-800-368-5948.

We anticipate trading to begin on ____________, 2004 on the NASDAQ National Market under the symbol "KFED."

                 K-FED BANCORP STOCK ALLOCATION [IF APPLICABLE]




                                  ----------------------
     Last 4 digits of your
           Social Security                 9999              (i.e. 9999)
            Tax ID Number:
                                  ----------------------


                                  ----------------------
                                                             (Found on your
            Order Number:                  1234              receipt of order)

                                  ----------------------





     The information you are entering on this page is only used for verification of a valid order.

                 K-FED BANCORP STOCK ALLOCATION [IF APPLICABLE]

                                   ORDER #1234


                            You ordered 12500 shares

                          You will receive 12500 shares


                              Lookup another order
                              --------------------


FACTS ABOUT STOCK                           WILL KAISER FEDERAL BANK'S DEPOSITORS BE     HOW DO I ORDER THE COMMON STOCK?
ISSUANCE                                    REQUIRED TO PURCHASE STOCK IN THE STOCK      -----------------------------------------
                                            ISSUANCE?                                    You must complete the enclosed Stock
                                            -----------------------------------------    Order and Certification Form.
The Board of Directors of K-Fed Bancorp,    No depositor or other person is required     Instructions for completing your Stock
the holding company for Kaiser Federal      to purchase stock. However, depositors       Order and Certification Form are
Bank, unanimously adopted a Plan of Stock   and other eligible persons will be           contained in this packet. Your order must
Issuance to issue stock to certain Kaiser   provided the opportunity to purchase         be received by 12:00 Noon, Pacific
Federal Bank depositors.                    stock consistent with the established        Standard Time, on _________, 2004.
                                            priority of subscription rights, should
This brochure answers some of the most      they so desire. The decision to purchase     HOW MAY I PAY FOR MY COMMON STOCK?
frequently asked questions about the        stock will be exclusively that of each       -----------------------------------------
stock issuance and about your opportunity   person. Whether an individual decides to     First, you may pay for common stock by
to invest in the common stock of K-Fed      purchase stock or not will have no impact    check, money order or cash. Interest will
Bancorp.                                    on his or her standing as a customer of      be paid by Kaiser Federal Bank on these
                                            Kaiser Federal Bank. The stock issuance      funds at the regular savings rate from
Investment in the common stock of K-Fed     will allow depositors of Kaiser Federal      the day the funds are received until the
Bancorp involves certain risks. For a       Bank an opportunity to buy common stock      completion or termination of the stock
discussion of these risks and other         and become stockholders of K-Fed Bancorp.    issuance. Second, you may authorize us to
factors, including a complete description                                                withdraw funds from your deposit account
of the offering, PROSPECTIVE INVESTORS      WHO IS ELIGIBLE TO PURCHASE COMMON SHARES    or certificate of deposit at Kaiser
ARE URGED TO READ THE ACCOMPANYING          IN THE SUBSCRIPTION OFFERING?                Federal Bank for the amount of funds
PROSPECTUS, especially the discussion       -----------------------------------------    you specify for payment. You will not
under the heading "Risk Factors."           Certain past and present depositors of       have access to these funds from the day we
                                            Kaiser Federal Bank are eligible to          receive your order until completion or
WHAT EFFECT WILL THE STOCK ISSUANCE HAVE    purchase common stock in the subscription    termination of the stock issuance. THERE
ON EXISTING DEPOSIT AND LOAN ACCOUNTS AND   offering.                                    IS NO PENALTY FOR WITHDRAWAL FROM A
CUSTOMER RELATIONSHIPS?                                                                  CERTIFICATE OF DEPOSIT.
-----------------------------------------   HOW MANY COMMON SHARES ARE BEING OFFERED
                                            AND AT WHAT PRICE?                           CAN I PURCHASE STOCK USING FUNDS IN MY
The stock issuance will have no effect on   -----------------------------------------    KAISER FEDERAL BANK IRA ACCOUNT?
existing deposit or loan accounts and       K-Fed Bancorp is offering up to 4,562,625    -----------------------------------------
customer relationships. Deposits will       shares of common stock, subject to           Federal regulations do not permit the
continue to be federally insured by the     adjustment as described in the               purchase of common stock in connection
Federal Deposit Insurance Corporation to    prospectus, at a price of $10.00 per         with the conversion from your existing
the maximum legal limit. Interest rates     share through the prospectus.                Kaiser Federal Bank IRA account. Please
and existing terms and conditions on                                                     call our Stock Information Center at for
deposit accounts will remain the same       HOW MANY SHARES MAY I BUY?                   additional information at your earliest
upon completion of the stock issuance.      -----------------------------------------    convenience if you would like to utilize
Contractual obligations of borrowers of     The minimum order is 25 shares. The          IRA funds.
Kaiser Federal Bank will not change and     maximum individual purchase is 15,000
there will be no change in the amount,      shares. No person, together with             WILL DIVIDENDS BE PAID ON THE COMMON
interest rate, maturity, security or any    associates of, and persons acting in         STOCK?
other condition relating to the             concert with that person, may purchase       -----------------------------------------
respective loans of customers.              more than 5% of the shares offered, as       The Board of Directors of K-Fed Bancorp
                                            further discussed in the prospectus.         anticipates paying a cash dividend in
                                                                                         the future.
                                            WILL THE COMMON STOCK BE INSURED?
                                            -----------------------------------------
                                            No. Like any other common stock, K-Fed
                                            Bancorp's common stock will not be
                                            insured.



However, the timing and  amount of such                                                  -----------------------------------------
dividends is currently undetermined.
                                                                                                        QUESTIONS
HOW WILL THE COMMON STOCK BE TRADED?        FOR ADDITIONAL INFORMATION, YOU MAY
-----------------------------------------   VISIT OR CALL OUR STOCK INFORMATION                            AND
K-Fed Bancorp's stock is expected to        CENTER MONDAY THROUGH FRIDAY, 8:30 A.M.
trade on the NASDAQ National Market under   TO 4:00 P.M. LOCATED IN KAISER FEDERAL                       ANSWERS
the ticker symbol "KFED." However, no       BANK'S OFFICE AT 1359 NORTH GRAND AVENUE,
assurance can be given that an active and   COVINA, CALIFORNIA.                          -----------------------------------------
liquid market will develop.
                                                     STOCK INFORMATION CENTER            INSERT LOGO
ARE EXECUTIVE OFFICERS AND DIRECTORS OF
KAISER FEDERAL BANK PLANNING TO PURCHASE                   (___)___-____
STOCK?                                                                                             HOLDING COMPANY FOR
-----------------------------------------
Yes! The executive officers and directors              Kaiser Federal Bank                         KAISER FEDERAL BANK
of Kaiser Federal Bank plan to purchase,             1359 North Grand Avenue
in the aggregate, $2,550,000 worth of               Covina, California 91724
stock or approximately 6.43% of the
common stock offered at the maximum of
the offering range.

MUST I PAY A COMMISSION?
-----------------------------------------                                                THE SHARES OF COMMON STOCK BEING OFFERED
No. You will not be charged a commission                                                 ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT
or fee on the purchase of common stock                                                   INSURED OR GUARANTEED BY THE FEDERAL
in the subscription offering.                                                            DEPOSIT INSURANCE CORPORATION OR ANY
                                                                                         OTHER GOVERNMENTAL AGENCY.
HOW WILL I KNOW THE OUTCOME OF THE
OFFERING?                                                                                THIS IS NOT AN OFFER TO SELL OR A
-----------------------------------------                                                SOLICITATION OF AN OFFER TO BUY COMMON
Upon completion of the Subscription                                                      STOCK. THE OFFER IS MADE ONLY BY THE
Offering on __________, 2004, Kaiser                                                     PROSPECTUS.
Federal's website will provide as
accurate an estimate as possible of when
the offering will trade on the NASDAQ
National Market. Kaiser Federal's website
address is http://www.kaiserfederal.com.
Should the offering be oversubscribed,
meaning that more requests for shares
than available were submitted, we will
advise subscribers of their final number
of shares received on the website. To
retrieve this information you will need
your order number from your Receipt of
Order and the last 4 digits of your
Social Security or Tax ID number. Phone
inquiries will be accepted, but may be
delayed due to the volume of calls.
